FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR FIRST QUARTER 2017

Marlborough, Mass. (April 27, 2017) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.160 billion during the first quarter ended March 31, 2017. This represents growth of 10 percent compared to the prior year period on a reported and operational basis (calculated on a constant currency basis). The company reported GAAP earnings of $290 million or $0.21 per share (EPS), compared to GAAP earnings of $202 million or $0.15 a year ago and achieved adjusted earnings per share of $0.29 for the period, compared to $0.28 a year ago.

"We are pleased with our performance in the first quarter as we delivered excellent growth across our various businesses and geographies," said Mike Mahoney, chairman and chief executive officer, Boston Scientific. "At the same time, we are investing in innovation that will strengthen our category leadership strategy while aiming to deliver sustainable double digit adjusted earnings per share growth.”

First quarter financial results and recent developments:

•
Reported first quarter sales of $2.160 billion, compared to the company's guidance range for the quarter of $2.050 to $2.100 billion, representing an increase of 10 percent on a reported and operational basis, all compared to the prior year period.

•
Grew organic revenue 9 percent in the first quarter over the prior year period. Organic revenue growth excludes the impact of changes in foreign currency exchange rates and sales from the acquisition of EndoChoice Holdings, Inc. (EndoChoice).

•
Reported GAAP earnings of $0.21 per share compared to the company's guidance range of $0.18 to $0.21 per share and delivered adjusted earnings per share of $0.29 compared to the guidance range of $0.29 to $0.31 per share. These results include charges associated with the February voluntary removal of Lotus™ Valve devices[1] from global commercial and clinical sites.

•	Achieved first quarter revenue growth in all segments, all compared to the prior year period:

◦	MedSurg: 15 percent reported and operational, 12 percent organic

◦	Cardiovascular: 8 percent reported, operational and organic

◦	Rhythm Management: 7 percent reported, 8 percent operational and organic

•	Delivered strong regional revenue growth, all compared to the prior year period:

◦	U.S.: 13 percent reported and operational, 11 percent organic

◦	Europe: 2 percent reported, 7 percent operational and organic

◦	AMEA (Asia-Pacific, Middle East and Africa): 9 percent reported, 8 percent operational and organic

◦	Emerging markets:[2] 12 percent reported, operational and organic

•
Entered into a definitive agreement to acquire Symetis SA, a privately-held Swiss structural heart company focused on minimally-invasive transcatheter aortic valve implantation (TAVI) devices, for $435 million in cash, to provide interventional cardiologists and cardiac surgeons with multiple TAVI offerings for varying patient pathologies and anatomy.

•
Announced that the National Institute for Health and Care Excellence (NICE) recommended the use of Boston Scientific cardiac resynchronization therapy defibrillators (CRT-D) with EnduraLife™ Battery Technology for treating patients with heart failure and noted the extended battery life was likely to reduce the number of avoidable replacement procedures and could offer £6 million in savings to the National Health System of England in the first five years.

•
Received CE Mark for and launched the RESONATE™ family of CRT-Ds3 in Europe, which provides physicians with new devices for treating heart failure patients featuring SmartCRT™ technology and EnduraLife Battery Technology.

•
Presented results from the EVOLVE II three-year clinical trial at the American College of Cardiology Annual Scientific Sessions highlighting the excellent safety performance of the SYNERGY™ Bioabsorbable Polymer Stent, notably an exceptionally low stent thrombosis (ST) rate (0.2%) beyond the first 24 hours of device implantation until three years after the procedure.

•
Completed enrollment of 465 patients in IMPERIAL, a head-to-head trial comparing the Eluvia™ Drug-Eluting Vascular Stent[4] to the Zilver™ PTX Drug-Coated Stent (Cook Medical); data will be used to support regulatory submission in the U.S.

•
Achieved two clinical milestones for the Ranger™ Paclitaxel-Coated PTA Balloon Catheter:[4] presented 12-month results at the Charing Cross Symposium that demonstrated a high rate of primary patency and freedom from target lesion revascularization and commenced enrollment of the RANGER II SFA study, which is designed to support regulatory submissions in the U.S. and Japan.

•
Began patient enrollment in two clinical trials examining the WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device: ASAP TOO, a study evaluating the use of the device in warfarin-ineligible patients, which could lead to expanded labeling in the U.S. and SALUTE, a trial specifically designed to pursue regulatory approval in Japan.

1.	The Lotus Valve devices are currently not available for use or sale.

2.
We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

3.	CE Marked. The Resonate family of CRT-Ds is not available for use or sale in the U.S.

4.
The Eluvia Drug-Eluting Vascular Stent and Ranger Paclitaxel-Coated PTA Balloon are CE Marked.  In the U.S., they are investigational devices, limited by U.S. law to investigational use only and not available for sale.

Net sales for the first quarter:

			Change
	Three Months Ended March 31,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2017	2016

Interventional Cardiology	$590	$548	8%	$(3)	0%	8%
Peripheral Interventions	261	242	7%	1	0%	7%
Cardiovascular	851	790	8%	(2)	0%	8%
Cardiac Rhythm Management	463	433	7%	(2)	(1)%	8%
Electrophysiology	64	59	8%	0	(1)%	9%
Rhythm Management	527	492	7%	(2)	(1)%	8%
Endoscopy	379	333	14%	(2)	0%	14%	*
Urology and Pelvic Health	262	228	15%	(1)	0%	15%
Neuromodulation	141	121	17%	0	0%	17%
MedSurg	782	682	15%	(3)	0%	15%

Net Sales	$2,160	$1,964	10%	$(7)	0%	10%

*Endoscopy grew 9% on an organic basis.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

Guidance for Full Year and Second Quarter 2017

The company now estimates revenue for the full year 2017 to be in a range of $8.800 to $8.900 billion (compared to prior guidance of $8.675 to $8.875 billion), which versus the prior year period, represents a growth range of approximately 5 to 6 percent on a reported basis and a growth range of approximately 6 to 7 percent on an operational basis including contribution of approximately 70 basis points from EndoChoice. The company now estimates income on a GAAP basis in a range of $0.81 to $0.86 per share (compared to prior guidance of $0.86 to $0.91 per share) and continues to estimate adjusted earnings, excluding acquisition-related net charges, restructuring and restructuring-related net charges, and amortization expense, in a range of $1.22 to $1.26 per share.

The company estimates sales for the second quarter of 2017 to be in a range of $2.185 to $2.215 billion, which versus the prior year period represents a growth range of approximately 3 to 4 percent on a reported basis and a growth range of approximately 5 to 6 percent on an operational basis including contribution of approximately 70 basis points from EndoChoice. The company estimates earnings on a GAAP basis in a range of $0.18 to $0.21 per share. Adjusted earnings, excluding acquisition-related net charges, restructuring and restructuring-related net charges and amortization expense, are estimated in a range of $0.30 to $0.32 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website:

www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the second quarter and full year 2017, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
in millions, except per share data	2017	2016

Net sales	$2,160	$1,964
Cost of products sold	650	573
Gross profit	1,510	1,391

Operating expenses:
Selling, general and administrative expenses	794	716
Research and development expenses	235	210
Royalty expense	17	19
Amortization expense	143	136
Contingent consideration expense (benefit)	(50)	4
Restructuring charges (credits)	4	3
Litigation-related charges (credits)	3	10
	1,146	1,098
Operating income (loss)	364	293

Other income (expense):
Interest expense	(57)	(59)
Other, net	(2)	(6)
Income (loss) before income taxes	305	228
Income tax expense (benefit)	15	26
Net income (loss)	$290	$202

Net income (loss) per common share - basic	$0.21	$0.15
Net income (loss) per common share - assuming dilution	$0.21	$0.15

Weighted-average shares outstanding
Basic	1,365.4	1,350.4
Assuming dilution	1,390.2	1,369.9

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
in millions, except share data	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$156	$196
Trade accounts receivable, net	1,429	1,472
Inventories	971	955
Deferred and prepaid income taxes	65	75
Other current assets	405	541
Total current assets	3,026	3,239

Property, plant and equipment, net	1,652	1,630
Goodwill	6,680	6,678
Other intangible assets, net	5,743	5,883
Other long-term assets	842	666
TOTAL ASSETS	$17,943	$18,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$5	$64
Accounts payable	376	447
Accrued expenses	2,298	2,312
Other current liabilities	811	764
Total current liabilities	3,490	3,587

Long-term debt	5,509	5,420
Deferred income taxes	19	18
Other long-term liabilities	1,872	2,338

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $0.01 par value - authorized 2,000,000,000 shares -
issued 1,616,648,758 shares as of March 31, 2017 and
1,609,670,817 shares as of December 31, 2016	16	16
Treasury stock, at cost - 247,566,270 shares as of March 31, 2017
and December 31, 2016	(1,717)	(1,717)
Additional paid-in capital	17,015	17,014
Accumulated deficit	(8,215)	(8,581)
Accumulated other comprehensive income (loss), net of tax	(46)	1
Total stockholders' equity	7,053	6,733
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,943	$18,096

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2017
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$305	$(15)	$290	$0.21
Non-GAAP adjustments:
Acquisition-related net credits (b)	(33)	1	(32)	(0.02)
Restructuring and restructuring-related net charges (c)	19	(4)	15	0.01
Litigation-related net charges	3	(1)	2	0.00
Amortization expense	143	(21)	122	0.09
Adjusted net income	$437	$(40)	$397	$0.29

	Three Months Ended March 31, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$228	$(26)	$202	$0.15
Non-GAAP adjustments:
Acquisition-related net charges (d)	42	2	44	0.03
Restructuring and restructuring-related net charges (e)	13	(4)	9	0.01
Litigation-related net charges	10	(4)	6	0.00
Amortization expense	136	(19)	117	0.09
Adjusted net income	$429	$(51)	$378	$0.28

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first quarter of 2017, pre-tax acquisition-related net credits were $33 million, of which $3 million of expense was recorded in cost of products sold, $11 million of expense of was recorded in selling, general and administrative expenses, $3 million of expense was recorded to research and development expenses and $50 million was recorded as a benefit to contingent consideration.

(c) In the first quarter of 2017, pre-tax restructuring charges were $4 million and pre-tax restructuring-related charges were $15 million, of which $12 million was recorded in cost of products sold and $3 million was recorded in selling, general and administrative expenses.

(d) In the first quarter of 2016, pre-tax acquisition-related net charges were $42 million, of which $24 million was recorded in cost of products sold, $14 million was recorded in selling, general and administrative expenses and $4 million was recorded as contingent consideration expense.

(e) In the first quarter of 2016, pre-tax restructuring charges were $3 million and pre-tax restructuring-related charges were $10 million, of which $6 million was recorded in cost of products sold and $4 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended March 31,
in millions	2017	2016	Change
		(restated)
Interventional Cardiology	$605	$560	8%
Peripheral Interventions	266	248	7%
Cardiovascular	871	808	8%

Cardiac Rhythm Management	471	439	8%
Electrophysiology	65	60	9%
Rhythm Management	536	499	8%

Endoscopy	387	339	14%
Urology and Pelvic Health	265	230	15%
Neuromodulation	142	122	17%
MedSurg	794	691	15%

Subtotal Core Businesses	2,201	1,998	10%

Foreign currency	(41)	(34)	N/A

Net Sales	$2,160	$1,964	10%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended March 31,
in millions	2017	2016
		(restated)
Segment operating income
Cardiovascular	$245	$254
Rhythm Management	101	67
MedSurg	238	214
Operating income allocated to reportable segments	584	535
Corporate expenses and currency exchange	(88)	(41)
Acquisition-related, restructuring- and restructuring-related, and litigation-related net credits (charges)	11	(65)
Amortization expense	(143)	(136)
Operating income (loss)	$364	$293

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-operational, such as amounts related to acquisition-related net charges and credits, restructuring- and restructuring-related net charges and credits, litigation-related net charges and credits, and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation.

BOSTON SCIENTIFIC CORPORATION
PRIOR YEAR RESTATED SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended			Year Ended
in millions	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
	(restated)	(restated)	(restated)	(restated)
Interventional Cardiology	$580	$565	$596	$2,301
Peripheral Interventions	260	256	260	1,024
Cardiovascular	840	821	856	3,325

Cardiac Rhythm Management	476	465	479	1,859
Electrophysiology	60	60	65	245
Rhythm Management	536	525	544	2,104

Endoscopy	361	365	387	1,452
Urology and Pelvic Health	255	247	277	1,009
Neuromodulation	135	138	162	557
MedSurg	751	750	826	3,018

Subtotal Core Businesses	2,127	2,096	2,226	8,447

Foreign currency	(1)	9	(35)	(61)

Net Sales	$2,126	$2,105	$2,191	$8,386

SEGMENT OPERATING INCOME*	Three Months Ended			Year Ended
in millions	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
	(restated)	(restated)	(restated)	(restated)
Segment operating income
Cardiovascular	$249	$247	$207	$958
Rhythm Management	73	90	81	311
MedSurg	234	234	252	934
Operating income allocated to reportable segments	556	571	540	2,203
Corporate expenses and currency exchange	(58)	(60)	(22)	(182)
Acquisition-related, restructuring- and restructuring-related, and litigation-related net credits (charges)	(697)	(27)	(240)	(1,029)
Amortization expense	(135)	(136)	(138)	(545)
Operating income (loss)	$(334)	$348	$140	$447

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-operational, such as amounts related to acquisition-related net charges and credits, restructuring- and restructuring-related net charges and credits, litigation-related net charges and credits, and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation.

BOSTON SCIENTIFIC CORPORATION
CARDIAC RHYTHM MANAGEMENT (CRM) SALES BY COMPONENT
(Unaudited)

	Three Months Ended March 31,
(in millions)	2017	2016
Defibrillator systems	$315	$311
Pacemaker systems	148	122
CRM products	$463	$433

BOSTON SCIENTIFIC CORPORATION
SEGMENT, REGIONAL AND BUSINESS NET SALES
(Unaudited)

Q1 2017 Segment Net Sales as compared to Q1 2016

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	15%	8%	7%	10%
Less: Impact of foreign currency fluctuations	0%	0%	(1)%	0%
Percentage change in net sales, constant currency	15%	8%	8%	10%
Less: Impact of EndoChoice acquisition	3%	0%	0%	1%
Percentage change in net sales, organic	12%	8%	8%	9%

Q1 2017 Regional Net Sales as compared to Q1 2016

	U.S.	Europe	AMEA	Emerging Markets
Percentage change in net sales, as reported	13%	2%	9%	12%
Less: Impact of foreign currency fluctuations	0%	(5)%	1%	0%
Percentage change in net sales, constant currency	13%	7%	8%	12%
Less: Impact of EndoChoice acquisition	2%	0%	0%	0%
Percentage change in net sales, organic	11%	7%	8%	12%

Q1 2017 Endoscopy Net Sales as compared to Q1 2016

Endoscopy
Percentage change in net sales, as reported	14%
Less: Impact of foreign currency fluctuations	0%
Percentage change in net sales, constant currency	14%
Less: Impact of EndoChoice acquisition	5%
Percentage change in net sales, organic	9%
`

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2017 Estimated Revenue Growth Rates

	Q2 2017 Estimate		Full Year 2017 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	3%	4%	5%	6%
Less: Estimated impact of foreign currency fluctuations	(2)%	(2)%	(1)%	(1)%
Estimated sales growth, constant currency*	5%	6%	6%	7%

* Includes contribution of approximately 70 basis points from EndoChoice.

Q2 and Full Year 2017 EPS Guidance

	Q2 2017 Estimate		Full Year 2017 Estimate		Prior Full Year 2017 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.18	$0.21	$0.81	$0.86	$0.86	$0.91

Estimated acquisition-related net charges	0.02	0.02	0.02	0.02	0.05	0.04
Estimated restructuring and restructuring-related charges	0.02	0.01	0.05	0.04	0.03	0.03
Estimated amortization expense	0.08	0.08	0.34	0.34	0.28	0.28

Adjusted results	$0.30	$0.32	$1.22	$1.26	$1.22	$1.26

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate adjusted net sales that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this constant currency growth rate and/or growth rates excluding the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months ended March 31, 2017 and 2016 and for the forecasted three month period ending June 30, 2017 and full year ending December 31, 2017, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

•
Acquisition-related net charges (credits) - These adjustments may consist of (a) contingent consideration fair value adjustments, (b) gains on previously held investments, (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination and (d) due diligence, other fees, inventory step-up amortization and integration and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions that can be highly variable and not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Restructuring and restructuring-related net charges (credits) - These adjustments represent severance and other direct costs associated with our restructuring plans. These restructuring plans each consist of distinct initiatives that are fundamentally different from our ongoing, core cost reduction initiatives in terms of, among other things, the frequency with which each action is performed and the required planning, resourcing, cost and timing. Examples of such initiatives include the movement of business activities, facility consolidations and closures and the transfer of product lines between manufacturing facilities, which, due to the highly regulated nature of our industry, requires a significant investment in time and cost to create duplicate manufacturing lines, run product validations and seek regulatory approvals. Restructuring initiatives generally take approximately two years to complete and have a distinct project timeline that begins subsequent to approval by our Board of Directors. In contrast to our ongoing cost reduction initiatives, restructuring initiatives typically result in duplicative cost and exit costs over this period of time, are one-time shut downs or transfers and are not considered part of our core, ongoing operations. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. We record these charges and credits, which we consider to be unusual or infrequent and significant, within the litigation-related charges line in our consolidated statement of operations; all other legal and product liability charges, credits and costs are recorded within selling general and administrative expenses. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Amortization expense - We record intangible assets at historical cost and amortize them over their estimated useful lives. Amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted Net Sales Excluding the Impact of Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

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The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing the net sales and growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.